Exhibit 5.1

March 15, 2019

Overstock.com, Inc.

799 West Coliseum Way

Midvale, UT 84047

Ladies and Gentlemen:

We have acted as counsel to Overstock.com, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 File No. 333-226729 (the “Registration Statement”) relating to the registration of the offer and sale from time to time pursuant to Rule 415 under the Act and the base prospectus contained therein (the “Prospectus”) of the following securities by the Company: (a) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (b) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”); (c) depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”); (d) warrants representing rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (as defined below) (“Warrants”); (e) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (f) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (g) units consisting of Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities or any other securities described in the applicable prospectus supplement or any combination thereof (“Units”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to a senior debt securities indenture to be entered into among the Company, as issuer, and a trustee (the “Senior Indenture”); each series of Subordinated Debt Securities is to be issued pursuant to a subordinated debt securities indenture to be entered into between the Company, as issuer, and a trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other appropriate action of the Company establishing the form and terms of such series.

Bracewell LLP	T: +1.512.472.7800 F: +1.800.404.3970 111 Congress Avenue, Suite 2300, Austin, Texas 78701-4061 bracewell.com

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Overstock.com, Inc.

March 15, 2019

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, in each case as amended to date (the “Charter Documents”), (iii) the form of Senior Indenture (in the form previously filed as an exhibit to the Registration Statement), (iv) the form of Subordinated Indenture (in the form previously filed as an exhibit to the Registration Statement), (v) certain corporate records of the Company, as furnished to us by the Company, and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. With your approval, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

In connection with this opinion, we have assumed that:

(a)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b)    one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby;

(c)    all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement, the Prospectus, and the applicable prospectus supplement;

(d)    the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”), will have taken all necessary corporate action to authorize the issuance of the specific series of Securities and any other Securities issuable on the conversion, exchange or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters (the “Authorizing Resolutions”);

(e)    a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

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Overstock.com, Inc.

March 15, 2019

(f)    any securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(g)    all Securities, and any certificates or Receipts (as defined below) in respect thereof, will be issued and delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board and with the Authorizing Resolutions upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h)    in the case of shares of Common Stock or Preferred Stock, (i) the terms of the issuance and sale of such shares will have been duly established in conformity with the Charter Documents of the Company and the Authorizing Resolutions; (ii) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents of the Company; (iii) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (iv) the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange or exercise of another Security, the consideration payable to the Company upon such conversion, exchange or exercise, will not be less than the par value per share of such shares;

(i)    in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and to fix and determine the preferences, limitations and relative rights thereof and will have caused a certificate of designation respecting such series and conforming to the Company’s Charter Documents and the DGCL to be prepared and duly filed with the Secretary of State of the State of Delaware;

(j)    in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto (each, a “Warrant Agreement”); (ii) such Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (iii) the terms of the Warrants and of their issuance and sale will have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions; (iv) neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable; and (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement;

(k)    in the case of Depositary Shares, (i) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares; (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph (i) above will have been taken; (iii) a depositary agreement (the “Depositary Agreement”) relating to the Depositary Shares and the related

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Overstock.com, Inc.

March 15, 2019

depositary receipts evidencing such Depositary Shares (“Receipts”) will have been duly authorized and validly executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”), and the Depositary will have been appointed by the Company, and such Depositary Agreement and such Receipts will not include any provision that is unenforceable; (iv) the shares of Preferred Stock underlying such Depositary Shares will have been deposited with the Depositary under the applicable Depositary Agreement; and (v) the Depositary Receipts will have been duly executed, countersigned, registered and delivered in accordance with the applicable Depositary Agreement;

(l)    in the case of a series of Senior Debt Securities, the trustee is qualified to act as trustee under the Senior Indenture and an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

(m)    in the case of a series of Subordinated Debt Securities, the trustee is qualified to act as trustee under the Subordinated Indenture and an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

(n)    in the case of a series of Debt Securities issuable under an Indenture, (i) the terms of such Debt Securities and of their issuance and sale will be duly established in conformity with the applicable Indenture under which such Debt Securities will be issued and the Authorizing Resolutions, and such Debt Securities will not include any provision that is unenforceable; (ii) the applicable Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed by the Company, authenticated by the applicable trustee, issued and delivered in accordance with the provisions of such Indenture;

(o)    in the case of Units, (i) a unit agreement relating to the Units will have been duly authorized and validly executed and delivered by the Company and each party thereto (each, a “Unit Agreement”); (ii) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included therein; (iii) the terms of the Units and of their issuance and sale will have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions; (iv) the Units will have been duly executed and delivered in accordance with the applicable Unit Agreement; and (v) no agreement or other instrument establishing such Units or defining the rights of the holders of such Units will contain any provision that is unenforceable; and

(p)    in all cases, that (i) the Company shall then be validly existing as a corporation and in good standing under the law of the State of Delaware, (ii) all necessary actions shall have been taken by the Company so as to not violate or be invalid under any then applicable law, rule or regulation or result in a default under or breach of any agreement or instrument then binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company and (iii) prior to the issuance of any Securities, neither the Board of Directors nor any committee thereof shall have taken any action to rescind or otherwise modify its prior authorization of the Securities or relating to the issuance thereof in a manner that that adversely affects its prior authorization.

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Overstock.com, Inc.

March 15, 2019

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.    The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued and fully paid and non-assessable.

2.    The Depositary Shares included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued.

3.    The Senior Debt Securities, Subordinated Debt Securities, Warrants and Units included in the Securities, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The foregoing opinion is limited to the DGCL, the relevant contract law of the State of New York and the relevant federal law of the United States of America. We express no opinion with respect to the federal or state securities laws or blue sky laws of any jurisdiction, including the anti-fraud provisions of any such laws, or with respect to the law of any other jurisdiction. Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Our opinion that any document or Security is a legal, valid and binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, or of other rights or benefits that cannot be effectively waived under applicable law, and we express no opinion regarding severability provisions.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, (ii) you will afford us an opportunity to review the documents pursuant

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Overstock.com, Inc.

March 15, 2019

to which such Securities are to be issued or sold (including the applicable offering documents) and (iii) you will file such supplement or amendment to this opinion (if any) as we may advise you may be necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of our name in the Registration Statement, the Prospectus, any prospectus supplement and in any amendment or supplement thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bracewell LLP

Bracewell LLP

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